Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Reyno Scheepers, the Chief Executive Officer, and Melinda Hsu, the Chief Financial Officer, of Handeni Gold Inc. (the “Company”), each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-K for the year ended May 31, 2016, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report on Form 10-K, as amended, fairly presents in all material respects the financial condition and results of operations of the Company.

Date: August 19, 2016

By: “Reyno Scheepers”
      Reyno Scheepers
      President, Chief Executive Officer (Principal Executive Officer) and a director

By: “Melinda Hsu”
      Melinda Hsu
      Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer), Secretary and Treasurer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.